Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Charles A. Mathis		Mary M. Gentry
Executive Vice President and Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4975		(864) 286-4892

SCANSOURCE REPORTS THIRD QUARTER RESULTS
Net Sales Growth of 5% and EPS Growth of 20%

GREENVILLE, SC -- May 10, 2016 -- ScanSource, Inc. (NASDAQ:SCSC), a leading global provider of technology products and solutions, today announced financial results for fiscal year 2016 third quarter ended March 31, 2016.

	Quarter ended March 31,
	2016	2015	Change
	(in millions, except per share data)
Net sales	$798.4	$763.2	5%
Operating income	21.6	21.5	1%
Non-GAAP operating income(1)	25.3	24.2	5%
GAAP net income	14.0	12.9	8%
Non-GAAP net income(1)	16.5	14.9	11%
GAAP diluted EPS	$0.54	$0.45	20%
Non-GAAP diluted EPS(1)	$0.64	$0.52	23%

(1) A reconciliation of non-GAAP financial information to GAAP financial information is presented in the following Supplementary Information (Unaudited) tables.

“Although sales fell below our expected range primarily from a lower volume of big deals, we are pleased to deliver EPS growth of 20%,” said Mike Baur, CEO, ScanSource, Inc.  “Our 10.6% gross margin reflects the value-added services we provide to our customers and vendors.”

Net sales for the quarter ended March 31, 2016 increased 5% year-over-year to $798.4 million. The increase in net sales includes the acquisition of KBZ in September 2015. Net sales in constant currency excluding acquisitions decreased 1% year-over-year.

Operating income for the quarter ended March 31, 2016 totaled $21.6 million. Non-GAAP operating income of $25.3 million increased 5% year-over-year from $24.2 million.

On a GAAP basis, net income for the quarter ended March 31, 2016 totaled $14.0 million, or $0.54 per diluted share, compared with net income of $12.9 million, or $0.45 per diluted share, for the prior year quarter. Non-GAAP net income for the quarter ended March 31, 2016 of $16.5 million increased 11%, and non-GAAP diluted earnings per share of $0.64 increased 23% year-over-year.

Share Repurchase Update

During the quarter ended March 31, 2016, ScanSource repurchased approximately 0.9 million shares for an aggregate purchase price of approximately $26.8 million. Under the Company’s $120 million share repurchase authorization through March 31, 2016, ScanSource has repurchased approximately 3.3 million shares for approximately $117.2 million, having executed over 97% of the total authorization.

Exhibit 99.1

Forecast for Next Quarter

The Company announced its current expectations for the fourth quarter of fiscal year 2016. ScanSource expects net sales for the quarter ending June 30, 2016 to range from $900 million to $950 million and non-GAAP diluted earnings per share to range from $0.70 to $0.74 per share. Non-GAAP diluted earnings per share exclude amortization of intangibles, change in fair value of contingent consideration and acquisition costs.

Webcast Details

ScanSource will present additional information about its financial results and outlook in a conference call with presentation slides today, May 10, 2016 at 5:00 p.m. (ET).  A webcast of the call and accompanying presentation slides will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section).  The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains comments that are “forward-looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, utilization and further implementation of the Company's new ERP system; risks in connection with our growth which includes strategic acquisitions; expanded international operations that expose the Company to greater risks than its operations in domestic markets; risks associated with consolidation of the Company's vendors; risks in connection with compliance with laws and regulations governing the Company's international business; macroeconomic circumstances that could impact the business, such as currency fluctuations, credit market conditions, and an economic downturn; expectations of market demand trends; the ability to forecast volatility in earnings resulting from the quarterly revaluation of the Company's earnout obligations; the timing and amount of any share repurchases; the exercise of discretion by the Company to make any repurchase or continue the share repurchase authorization; and changes to the source of funds for any repurchases. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company's annual report on Form 10-K for the year ended June 30, 2015, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to better understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions and change in fair value of contingent consideration.
Net sales on a constant currency basis: The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods. This measure enhances comparability between periods to help analyze underlying trends.
Non-GAAP operating income, non-GAAP net income and non-GAAP EPS: To evaluate current period performance on a clearer and more consistent basis with prior periods, the Company discloses non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in the fair value of contingent consideration, and other non-GAAP adjustments. Non-GAAP operating income, non-GAAP net income, and non-GAAP EPS measures are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.
Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and is considered to have a strong correlation with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.
ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") excludes the change in fair value of contingent consideration, in addition to other non-GAAP adjustments. Management believes the calculation of ROIC provides useful

Exhibit 99.1

information to investors and is an additional relevant comparison of the Company's performance during the year. In addition, the Company's Board of Directors uses ROIC in evaluating business and management performance. Certain management incentive compensation targets are set and measured relative to ROIC.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the following Supplementary Information (Unaudited) tables.
About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading global provider of technology products and solutions, focusing on point-of-sale (POS), barcode, physical security, video, voice, data networking and emerging technologies. ScanSource's teams provide value-added solutions and operate from two segments, Worldwide Barcode & Security and Worldwide Communications & Services. ScanSource is committed to helping its reseller customers choose, configure and deliver the industry's best solutions across almost every vertical market in North America, Latin America and Europe. Founded in 1992, the Company is headquartered in Greenville, South Carolina and was named one of the 2015 Best Places to Work in South Carolina. ScanSource ranks #775 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports Third Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	March 31, 2016	June 30, 2015*
Assets
Current assets:
Cash and cash equivalents	$40,849	$121,646
Accounts receivable, less allowance of $33,188 at March 31, 2016 and $32,589 at June 30, 2015	522,693	522,532
Inventories	568,247	553,063
Prepaid expenses and other current assets	54,249	46,917
Deferred income taxes	17,811	20,556
Total current assets	1,203,849	1,264,714
Property and equipment, net	50,076	46,574
Goodwill	90,912	66,509
Net identifiable intangible assets	53,064	46,272
Other non-current assets	41,560	52,872
Total assets	$1,439,461	$1,476,941

Liabilities and Shareholders' Equity
Current liabilities:
Current debt	$774	$2,860
Accounts payable	431,913	501,329
Accrued expenses and other current liabilities	98,429	81,000
Current portion of contingent consideration	12,915	9,391
Income taxes payable	3,218	4,180
Total current liabilities	547,249	598,760
Deferred income taxes	3,403	3,773
Long-term debt	5,429	5,966
Borrowings under revolving credit facility	73,641	—
Long-term portion of contingent consideration	14,226	24,569
Other long-term liabilities	38,139	34,888
Total liabilities	682,087	667,956
Shareholders' equity:
Common stock	67,534	157,172
Retained earnings	767,009	716,315
Accumulated other comprehensive income (loss)	(77,169)	(64,502)
Total shareholders' equity	757,374	808,985
Total liabilities and shareholders' equity	$1,439,461	$1,476,941

*	Derived from audited financial statements.

ScanSource Reports Third Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended March 31,		Nine Months ended March 31,
	2016	2015	2016	2015
Net sales	$798,404	$763,203	$2,662,754	$2,361,941
Cost of goods sold	713,928	683,187	2,390,093	2,126,168
Gross profit	84,476	80,016	272,661	235,773
Selling, general and administrative expenses	61,690	58,235	190,202	158,047
Change in fair value of contingent consideration	1,139	285	4,520	1,262
Operating income	21,647	21,496	77,939	76,464
Interest expense	694	891	1,684	1,288
Interest income	(800)	(731)	(2,509)	(2,057)
Other, net	400	1,515	1,357	2,238
Income before income taxes	21,353	19,821	77,407	74,995
Provision for income taxes	7,311	6,878	26,713	26,023
Net income	$14,042	$12,943	$50,694	$48,972
Per share data:
Net income per common share, basic	$0.54	$0.45	$1.90	$1.71
Weighted-average shares outstanding, basic	25,863	28,646	26,741	28,590

Net income per common share, diluted	$0.54	$0.45	$1.88	$1.70
Weighted-average shares outstanding, diluted	25,967	28,855	26,908	28,825

ScanSource Reports Third Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Segment:
	Quarter ended March 31,
Worldwide Barcode & Security:	2016	2015	% Change
Net sales, as reported	$532,534	$482,780	10.3%
Foreign exchange impact (a)	11,152	—
Net sales, constant currency	543,686	482,780	12.6%
Less: Acquisitions	(63,637)	—
Net sales, constant currency excluding acquisitions	$480,049	$482,780	(0.6)%

Worldwide Communications & Services:
Net sales, as reported	$265,870	$280,423	(5.2)%
Foreign exchange impact (a)	12,193	—
Net sales, constant currency	278,063	280,423	(0.8)%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions	$278,063	$280,423	(0.8)%

Consolidated:
Net sales, as reported	$798,404	$763,203	4.6%
Foreign exchange impact (a)	23,345	—
Net sales, constant currency	821,749	763,203	7.7%
Less: Acquisitions	(63,637)	—
Net sales, constant currency excluding acquisitions	$758,112	$763,203	(0.7)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended March 31, 2016 into U.S. dollars using the weighted average foreign exchange rates for the quarter ended March 31, 2015.

ScanSource Reports Third Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Segment:
	Nine Months ended March 31,
Worldwide Barcode & Security:	2016	2015	% Change
Net sales, as reported	$1,795,733	$1,578,723	13.7%
Foreign exchange impact (a)	77,663	—
Net sales, constant currency	1,873,396	1,578,723	18.7%
Less: Acquisitions	(229,721)	—
Net sales, constant currency excluding acquisitions	$1,643,675	$1,578,723	4.1%

Worldwide Communications & Services:
Net sales, as reported	$867,021	$783,218	10.7%
Foreign exchange impact (a)	19,944	—
Net sales, constant currency	886,965	783,218	13.2%
Less: Acquisitions	(118,926)	(4,686)
Net sales, constant currency excluding acquisitions	$768,039	$778,532	(1.3)%

Consolidated:
Net sales, as reported	$2,662,754	$2,361,941	12.7%
Foreign exchange impact (a)	97,607	—
Net sales, constant currency	2,760,361	2,361,941	16.9%
Less: Acquisitions	(348,647)	(4,686)
Net sales, constant currency excluding acquisitions	$2,411,714	$2,357,255	2.3%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the nine months ended March 31, 2016 into U.S. dollars using the weighted average foreign exchange rates for the nine months ended March 31, 2015.

ScanSource Reports Third Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Geography:
	Quarter ended March 31,			Non-GAAP % Change
	2016	2015	% Change	Constant Currency(a)
United States	$591,663	$534,742	10.6%	10.6%
International	206,741	228,461	(9.5)%	0.7%
Consolidated	$798,404	$763,203	4.6%	7.7%

	Nine Months ended March 31,			Non-GAAP % Change
	2016	2015	% Change	Constant Currency(a)
United States	$1,969,236	$1,717,600	14.7%	14.7%
International	693,518	644,341	7.6%	22.8%
Consolidated	$2,662,754	$2,361,941	12.7%	16.9%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter and nine months ended March 31, 2016 into U.S. dollars using the weighted average foreign exchange rates for the quarter and nine months ended March 31, 2015. International net sales excluding the translation impact of foreign currencies for the quarter and nine months ended March 31, 2016 totaled $230.1 million and $791.1 million, respectively.

ScanSource Reports Third Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Quarter ended March 31, 2016
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$21,647	$21,353	$14,042	$0.54
Adjustments:
Amortization of intangible assets	2,507	2,507	1,703	0.07
Change in fair value of contingent consideration	1,139	1,139	748	0.03
Acquisition costs (a)	29	29	29	—
Non-GAAP measure	$25,322	$25,028	$16,522	$0.64

	Quarter ended March 31, 2015
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$21,496	$19,821	$12,943	$0.45
Adjustments:
Amortization of intangible assets	2,114	2,114	1,464	0.05
Change in fair value of contingent consideration	285	285	200	0.01
Acquisition costs (a)	292	292	292	0.01
Non-GAAP measure	$24,187	$22,512	$14,899	$0.52

	Nine months ended March 31, 2016
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$77,939	$77,407	$50,694	$1.88
Adjustments:
Amortization of intangible assets	7,237	7,237	5,032	0.19
Change in fair value of contingent consideration	4,520	4,520	3,072	0.11
Acquisition costs (a)	309	309	309	0.01
Non-GAAP measure	$90,005	$89,473	$59,107	$2.19

	Nine months ended March 31, 2015
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$76,464	$74,995	$48,972	$1.70
Adjustments:
Amortization of intangible assets	4,550	4,550	3,149	0.11
Change in fair value of contingent consideration	1,262	1,262	887	0.03
Acquisition costs (a)	3,116	3,116	3,116	0.11
Non-GAAP measure	$85,392	$83,923	$56,124	$1.95

(a) Acquisition costs are non-deductible for tax purposes.

ScanSource Reports Third Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Quarter ended March 31,		Nine Months ended March 31,
	2016	2015	2016	2015
Return on invested capital (ROIC), annualized (a)	12.3%	12.1%	14.5%	14.5%

Reconciliation of Net Income to Adjusted EBITDA
Net income - GAAP	$14,042	$12,943	$50,694	$48,972
Plus: Income taxes	7,311	6,878	26,713	26,023
Plus: Interest expense	694	891	1,684	1,288
Plus: Depreciation and amortization	4,281	3,710	12,570	8,050
EBITDA	26,328	24,422	91,661	84,333
Adjustments:
Change in fair value of contingent consideration	1,139	285	4,520	1,262
Acquisition costs	29	292	309	3,116
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$27,496	$24,999	$96,490	$88,711

Invested Capital Calculation
Equity - beginning of quarter	$754,794	$818,748	$808,985	$802,643
Equity - end of quarter	757,374	799,051	757,374	799,051
Adjustments:
Change in fair value of contingent consideration, net of tax	748	200	3,072	887
Acquisition costs, net of tax	29	292	309	3,116
Average equity	756,473	809,146	784,870	802,849
Average funded debt (b)	146,213	32,046	100,755	14,432
Invested capital (denominator for ROIC) (non-GAAP)	$902,686	$841,192	$885,625	$817,281

(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), plus change in fair value of contingent consideration and other adjustments, annualized and divided by invested capital for the period. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.